Exhibit 99.2

–APi Group Announces Pricing of Upsized Secondary Public Offering of Common Stock–

New Brighton, Minnesota – February 29, 2024 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) announced the upsize and pricing of the previously announced underwritten registered public offering of 10,569,106 shares of common stock of the Company commenced by certain funds affiliated with Blackstone Inc. (the “Blackstone Selling Stockholders”) and Viking Global Investors LP (the “Viking Selling Stockholders”), collectively, the “Selling Stockholders,” at a public offering price of $34.25 per share. The Selling Stockholders received the offered shares upon conversion of then-existing 5.5% Series B Perpetual Convertible Preferred Stock (the “Series B Preferred Shares”).

In connection with the offering, the Selling Stockholders granted the underwriters a 30-day option to purchase up to 1,585,365 additional shares of common stock held by the Selling Stockholders. APi is not selling any shares of common stock and will not receive any proceeds from the sale of the shares of common stock in the offering. The offering is expected to close on or about March 5, 2024, subject to customary closing conditions.

UBS Investment Bank and Citigroup are acting as joint lead book-running managers for the offering. Baird, Barclays, BofA Securities, Jefferies and J.P. Morgan Securities LLC are also acting as joint book-running managers for the offering and Blackstone Securities Partners L.P. and CJS Securities are acting as co-managers for the offering.

A shelf registration statement on Form S-3 relating to the shares of common stock being sold in the offering was filed with the Securities and Exchange Commission (the “SEC”) on January 3, 2022, and declared effective by the SEC on January 7, 2022. The offering of the shares of common stock is being made only by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. A preliminary prospectus describing the terms of the offering has been filed with the SEC and forms a part of the effective shelf registration statement on Form S-3. A copy of the final prospectus related to the offering may be obtained, when filed, on the SEC’s website located at http://www.sec.gov, from UBS Securities LLC at UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, or by email at ol-prospectus-request@ubs.com and from Citigroup at Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (tel: 800-831-9146).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About APi:

APi is a global, market-leading business services provider of life safety, security and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. APi has a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for its customers.

Investor Relations Inquiries:

Adam Fee

Vice President of Investor Relations

Tel: +1 651-240-7252

Email: investorrelations@apigroupinc.us

Forward-Looking Statements and Disclaimers

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding the Selling Stockholders’ public secondary offering of shares of the Company’s common stock, including the expected closing date of the offering. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, market and other general economic conditions and the Selling Stockholders’ and the underwriters’ ability to satisfy the conditions required to close the offering. These forward-looking statements are made as of the date of this press release and, except as required by applicable law, APi assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ from those projected in such forward-looking statements. Investors should refer to the risk factors set forth in the Registration Statement on Form S-3 filed by APi with the SEC on January 7, 2022, as amended and/or supplemented, and periodic reports and other documents filed by APi with the SEC, including APi’s annual report on Form 10-K for the fiscal ended December 31, 2023.

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